Exhibit 4.4(d)
Execution Version
AMENDMENT AGREEMENT (Dutch Auction) dated as of February 15, 2024 (this “Amendment Agreement”), to the Amended and Restated Credit Agreement dated as of January 31, 2020 (as amended by that certain LIBOR Transition Amendment dated as of March 17, 2023 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LUMEN TECHNOLOGIES, INC. (formerly known as CENTURYLINK, INC.), a Louisiana corporation (the “Borrower”); the ISSUING BANKS and LENDERS party thereto; and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent (together with its successors, in either capacity, the “Existing Agent”).
WHEREAS, the Borrower, each of the Lenders party hereto (which collectively constitute the Required Lenders) and the Existing Agent have agreed to amend certain provisions of the Credit Agreement as provided below on the terms and conditions set forth herein.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions; Terms Generally. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement. The rules of construction set forth in the Credit Agreement shall apply to this Amendment Agreement.
SECTION 2. Amendments and other Agreements.
(1)Effective as of the Amendment Agreement Effective Time (as defined below), Section 2.25 of the Credit Agreement is hereby amended to add a new Section 2.25(e) as follows:
“(e)    Notwithstanding anything herein to the contrary or otherwise, on or prior to the later of (x) March 31, 2024 and (y) the date on which the Transaction Support Agreement is validly terminated in accordance with the terms thereof, the Borrower may from time to time, at its discretion and in a manner of its choosing, make any offer to purchase Term Loans of one or more Classes (as determined by the Borrower, but excluding the Term A Loans and the Term A-1 Loans); provided, however, that such offer must be made available to all holders of such Term Loans on the same express terms and on a pro rata basis. For the avoidance of doubt, such offer may include cash or other consideration, may be conducted by way of assignment or otherwise, may be made for up to and including the full outstanding principal amount of such Term Loans and any accrued but unpaid interest thereon and may be referred to as a modified Dutch auction or otherwise. The term “Transaction Support Agreement” shall refer to that certain Amended and Restated Transaction Support Agreement, dated as of January 22, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time), among the Borrower, the Lenders party thereto and the other parties party thereto.”

(2)Notwithstanding anything in the Credit Agreement to the contrary, the Existing Agent hereby acknowledges and agrees in accordance with Section 2.08(c) that two (2) Business Days prior notice of any termination or reduction of Revolving Facility Commitments shall be acceptable.
(3)Notwithstanding anything in the Credit Agreement to the contrary, the Existing Agent hereby acknowledges and agrees in accordance with the last paragraph of Section

2.10(c) that two (2) Business Days prior notice of any prepayment of any Loan under any Facility shall be acceptable.
SECTION 3. Representations and Warranties of the Borrower. To induce the Lenders party hereto to execute and deliver this Amendment Agreement, the Borrower represents and warrants to each of the Lenders and the Existing Agent as of the Amendment Agreement Effective Date that:
(1)the execution, delivery and performance by the Borrower of this Amendment Agreement (i) are within the Borrower’s corporate power and have been duly authorized by all necessary corporate legal actions required to be obtained by the Borrower; (ii) does not violate (A) any provision of law, statute, rule or regulation applicable to the Borrower, (B) the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or (C) any applicable order of any court or any law, rule, regulation or order of any Governmental Authority applicable to the Borrower; and (iii) requires no action, consent or approval of, registration or filing with or any other action by any Governmental Authority, except for those as have been obtained or will be obtained on or before the Amendment Agreement Effective Date, except in the case of clauses (ii) and (iii), as would not reasonably be expected to result in a Material Adverse Effect; and
(2)this Amendment Agreement has been duly executed and delivered by the Borrower and constitutes, when executed and delivered by the Borrower, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
SECTION 4. Effectiveness. This Amendment Agreement shall become effective on the date (such date of such effectiveness being referred to herein as the “Amendment Agreement Effective Date”; such time of such effectiveness being referred to herein as the “Amendment Agreement Effective Time”) on which each of the following conditions precedent have been satisfied (or waived by the Required Lenders):
(1)Execution and Delivery of this Amendment Agreement. The Existing Agent shall have received counterparts of this Amendment Agreement duly executed by the Lenders party hereto which constitute the Required Lenders, as applicable, and the Borrower.
(2)Fees. The Borrower shall have paid all reasonable and documented out-of-pocket fees and expenses of the Administrative Agent in connection with the Amendment Agreement or otherwise under the Credit Agreement.
SECTION 5. Reference To And Effect Upon The Amended Credit Agreement and Loan Documents. From and after the Amendment Agreement Effective Date, the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.
SECTION 6. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES

THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW. SECTIONS 9.11 AND 9.15 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN, MUTATIS MUTANDIS, AS IF A PART HEREOF.
SECTION 7. Counterparts. This Amendment Agreement may, if agreed by the Administrative Agent, be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”) which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
SECTION 8. Further Assurances. Each of the parties hereto agrees to take all further actions and execute all further documents as the Borrower, the Existing Agent or the Lenders party hereto may from time to time reasonably request to carry out the transactions contemplated by this Amendment Agreement and all other agreements executed and delivered in connection herewith.
SECTION 9. Section Headings. Section headings in this Amendment Agreement are included herein for convenience of reference only, are not part of this Amendment Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment Agreement.
SECTION 10. Notices. All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with Section 9.01 of the Credit Agreement.
SECTION 11. Final Agreement, Etc. This Amendment Agreement, the Credit Agreement, the other Loan Documents, and the other written agreements, instruments, and documents entered into in connection therewith set forth in full the terms of agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and are intended as the full, complete, and exclusive contracts governing the relationship between such parties with respect to the subject matter hereof and thereof, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto. By its signature set forth below, the Borrower hereby ratifies and confirms to the Existing Agent and the Lenders that, after giving effect to this Amendment Agreement and the transactions contemplated hereby, each of the Credit Agreement (as amended by this Amendment Agreement) and each other Loan Document continues in full force and effect and is the legal, valid and binding obligation of the Borrower and each other Loan Party party thereto, enforceable against the Borrower and such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles and the Borrower hereby ratifies and confirms each such Loan Document. This Amendment Agreement shall not extinguish the obligations of payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority created by any Security Document or any security therefore. The Borrower (i) reaffirms the Liens granted by each Loan Party to the Existing Agent for the benefit of the Secured Parties to secure the Obligations and (ii) acknowledges and agrees that the grants of security interests by each Loan Party contained in the Collateral Agreement shall remain in full force and effect after giving effect to this Amendment Agreement and shall continue to secure all of the Obligations. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any other Loan Document, which shall remain in full force and effect, except to the extent modified hereby. Nothing express or implied in this Amendment Agreement or any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from its obligations or liabilities thereunder or be construed or operate as a waiver of any right or remedy, condition in, breach of, or any Default or Event of Default under, the Credit Agreement or any other Loan Document. The Borrower’s, the Existing Agent’s, or any Lender’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the parties hereto. It is acknowledged and agreed that this Amendment Agreement shall not constitute a waiver or novation of, and is without prejudice to, any all rights and remedies under that certain Amended and Restated Transaction Support Agreement, dated as of January 22, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time), among the Borrower, the Lenders party thereto and the other parties party thereto.
SECTION 12. Amendments; Severability.
(1)This Amendment Agreement may not be amended, and no provision hereof may be waived, except in accordance with Section 9.08 of the Credit Agreement. This Amendment Agreement is a Loan Document.
(2)To the extent permitted by applicable law, any provision of this Amendment Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(3)In the event any one or more of the provisions contained in this Amendment Agreement or any waiver, amendment or modification to this Amendment Agreement or other Loan Document (or purported waiver, amendment, or modification) including pursuant to this Amendment Agreement, should be held invalid, illegal, unenforceable or to be unauthorized under the terms of Section 9.08 of the Credit Agreement, then: (x) (i) such provisions, waivers, amendments or modifications (or purported waivers, amendments or modifications) shall be construed or deemed modified so as to be valid, legal, enforceable and authorized under the terms of Section 9.08 of the Credit Agreement with an economic effect as close as possible to that of the invalid, illegal, unenforceable or unauthorized provisions, waivers, amendments or modifications, as applicable, and (ii) once construed or modified by clause (i), such provisions, waivers, amendments or modifications (or attempted waivers, amendments, or modifications) shall be deemed to have been operative ab initio, (y) any such provision, waiver, amendment or modification (or purported waiver, amendment or modification) not capable of being modified or construed in accordance with the foregoing clause (x) shall automatically be considered without effect, and such provision, waiver, amendment or modification shall for all purposes be deemed to have never been implemented or occurred, as applicable, and (z) after giving effect to each of the foregoing clauses (x) and (y), the validity, legality and enforceability of the remaining provisions or waivers, amendments or modifications, as applicable, contained herein and therein shall not in any way be affected or impaired thereby.
[Signature pages to follow]

IN WITNESS WHEREOF, this Amendment Agreement has been executed by the parties hereto as of the date first written above.

LUMEN TECHNOLOGIES, INC.
By:    /s/ Chris Stansbury
Name: Chris Stansbury
Title: Executive Vice President & Chief
Financial Officer

[Signature Page to Amendment Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By:    /s/ Don B. Pinzon
Name: Don B. Pinzon
Title: Vice President
[Signature Page to Amendment Agreement]

[Required Lender Signatures on file with Administrative Agent]

[Signature Page to Amendment Agreement]